EXHIBIT 16





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Energas Resources, Inc.
800 N.E. 63rd St.
Oklahoma City, OK 73105



      We have read and agree with the information in the first and third paragraphs of Item 4 of the Form 8-K of Energas Resources, Inc. dated November 15, 2004. We have no basis to agree or disagree with the other information in
Item 4 of the 8-K report.



                                    /s/ Russell & Atkins
                                    Russell & atkins, plc
                                    Certified Public Accountants


Denver, Colorado
December 13, 2004